UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 20, 2018
ORIGIN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-38487	72-1192928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 South Service Road East, Ruston, Louisiana		71270
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (318) 255-2222
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) New Form of Restricted Stock Award Agreement

On August 20, 2018, the Board of Directors (the “Board”) of Origin Bancorp, Inc. (the “Company”) granted time-vested restricted stock (the "Restricted Stock") to certain directors on a new form of award agreement (the “Award Agreement”) previously approved by the Board pursuant to the Origin Bancorp, Inc. 2012 Stock Incentive Plan. The new Award Agreement provides for the accrual and pay-out of dividends upon the vesting of the underlying award of Restricted Stock and imposes certain confidentiality, non-solicitation and other related covenants upon the recipient.

A copy of the Award Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Award Agreement is qualified in its entirety by reference to the terms and provisions thereof.

ITEM 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement under the Origin Bancorp, Inc. 2012 Stock Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 28, 2018		ORIGIN BANCORP, INC.

	By:	/s/ Steve H. Brolly
Steve H. Brolly
Executive Vice President and Chief Financial Officer